Exhibit A

FIRST TRUST EXCHANGE-TRADED FUND II

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FUNDS                                                                                   DATE
First Trust STOXX(R) European Select Dividend Index Fund                          January 31, 2017
First Trust FTSE EPRA/NAREIT Developed Markets Real Estate Index Fund             January 31, 2017
First Trust Dow Jones Global Select Dividend Index Fund                           January 31, 2017
First Trust ISE Global Wind Energy Index Fund                                     January 31, 2017
First Trust ISE Global Engineering and Construction Index Fund                    January 31, 2017
First Trust NASDAQ(R) Clean Edge(R) Smart Grid Infrastructure Index Fund          January 31, 2017
First Trust Indxx Global Natural Resources Income ETF                             January 31, 2017
First Trust Indxx Global Agriculture ETF                                          January 31, 2017
First Trust BICK Index Fund                                                       January 31, 2017
First Trust Nasdaq Smartphone Index Fund                                          January 31, 2017
First Trust NASDAQ Global Auto Index Fund                                         January 31, 2017
First Trust ISE Cloud Computing Index Fund                                        January 31, 2017
First Trust International IPO ETF                                                 January 31, 2017
First Trust Nasdaq Cybersecurity ETF                                                July 2, 2017
First Trust ZyFin India Quality and Governance ETF                                October 3, 2018
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